Exhibit 5.3

May 31, 2023

CYNGN Inc.

1015 O’Brien Dr.

Menlo Park, CA 94025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 7,721,781 shares (the “Shares”) of common stock, par value $0.00001 per share, of CYNGN Inc., a Delaware corporation (the “Company”), to be sold from time to time by the selling stockholders listed in the Registration Statement under the caption “Selling Stockholders.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.3 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP